EXHIBIT 10.9

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of September 28, 2026 (the “Effective Date”), by and among ONAR Holding Corporation, a Nevada corporation (the “Company”), and [Holder Name] (the “Holder”). The Company and the Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

This Agreement is entered into in connection with the Company’s secured convertible note financing pursuant to that certain Securities Purchase Agreement, dated as of September 28, 2026 (the “Securities Purchase Agreement”), and the related Transaction Documents (as such term is defined in the Securities Purchase Agreement). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.

RECITALS

WHEREAS, the Holder currently owns the securities identified on Exhibit A hereto (the “Existing Securities”);

WHEREAS, the Parties desire to exchange concurrently with the Closing such Existing Securities for Exchange Notes (as defined in the Securities Purchase Agreement) (the “Note Exchange”);

WHEREAS, upon the Nasdaq Uplist, the Exchange Notes shall automatically be exchanged for shares of Series 1 Convertible Preferred Stock (the “Preferred Stock”) pursuant to the Securities Purchase Agreement, the Exchange Notes, the Certificate of Designation and the other Transaction Documents;

WHEREAS, the Parties acknowledge that the consideration for the exchange consists solely of the issuance of Exchange Notes having an aggregate principal amount equal to the Exchange Value (as defined in Section 1.2) divided by ninety percent (90%), reflecting an original issue discount of ten percent (10%) (the “Original Issue Discount”), which Exchange Notes shall thereafter be exchanged for Preferred Stock upon the Nasdaq Uplist in accordance with the Transaction Documents (the “Preferred Stock Exchange”);

WHEREAS, the Note Exchange and the Preferred Stock Exchange are referred to collectively herein as the “Exchange Transactions”;

WHEREAS, following the Nasdaq Uplist and the automatic exchange of the Exchange Notes for Preferred Stock, the rights of the Holder shall be governed by the Preferred Stock, the Certificate of Designation, the Registration Rights Agreement, the Leak-Out Agreement and the other applicable Transaction Documents;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Exchange Transactions

Section 1.1 Exchange of Securities.

(a) Note Exchange. On the Closing Date, the Holder shall surrender, assign and exchange the Existing Securities identified on Exhibit A, and, in exchange therefor, the Company shall issue to the Holder Exchange Notes having an aggregate principal amount equal to the Exchange Value divided by ninety percent (90%), reflecting the Original Issue Discount, in each case as set forth on Exhibit A.

(b) Preferred Stock Exchange. The Parties acknowledge and agree that the Exchange Notes issued pursuant to this Agreement shall automatically be exchanged for Preferred Stock upon the Nasdaq Uplist in accordance with the Securities Purchase Agreement, the Exchange Notes and the Certificate of Designation. Upon consummation of the Preferred Stock Exchange, the Exchange Notes shall be deemed cancelled and extinguished and shall be replaced by the Preferred Stock issued in respect thereof.

Section 1.2 Exchange Value. For purposes of this Agreement, the “Exchange Value” shall mean, with respect to the Existing Securities being exchanged hereunder, an amount equal to the sum of: (a) one hundred percent (100%) of the outstanding principal amount of the Existing Securities; (b) all accrued and unpaid interest on the Existing Securities through and including the Closing Date; (c) all other amounts due and owing under the Existing Securities and the related transaction documents as of the Closing Date, including any accrued fees, expenses, premiums or other payment obligations; and (d) an exchange premium equal to ten percent (10%) of the sum of clauses (a), (b) and (c). The Exchange Value shall be calculated by the Company in good faith and set forth on Exhibit A attached hereto, which calculation shall be reasonably satisfactory to the Holder.

Section 1.3 Cancellation of Existing Securities. Upon issuance of the Exchange Notes:

(a) the Existing Securities shall be deemed cancelled, surrendered, extinguished and satisfied in full;

(b) all rights, redemption rights, anti-dilution rights, penalty rights, default-based price adjustments and similar rights contained in the Existing Securities shall terminate with respect to such Existing Securities;

(c) all obligations represented by the Existing Securities shall be fully satisfied and replaced solely by the Exchange Notes and the applicable Transaction Documents; and

(d) except as expressly provided herein, the Holder shall thereafter possess only those rights arising under the Exchange Notes and the applicable Transaction Documents.

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Section 1.4 Exchange of Exchange Notes for Preferred Stock. Upon the Nasdaq Uplist, all Exchange Notes issued pursuant to this Agreement shall automatically be exchange for Preferred Stock in accordance with the terms of the Securities Purchase Agreement, the Exchange Notes and the Certificate of Designation. Upon issuance of such Preferred Stock:

(a) the Exchange Notes shall be deemed cancelled, surrendered, extinguished and satisfied in full;

(b) all rights and obligations evidenced by the Exchange Notes shall terminate and be replaced by the rights and obligations applicable to the Preferred Stock and the other Transaction Documents;

(c) the Holder shall thereafter possess only those rights arising under the Preferred Stock, the Certificate of Designation, the Registration Rights Agreement, the Leak-Out Agreement; provided, however, that any governance rights granted pursuant to Section 1.9 of this Agreement shall survive and remain in full force and effect in accordance with their terms; and

(d) notwithstanding the foregoing, any claim, cause of action, right to payment, indemnification right, damages claim or other remedy arising from any breach, default or other violation occurring prior to such exchange and expressly stated to survive under the applicable Transaction Documents shall continue to survive such conversion; and

(e) Notwithstanding anything herein to the contrary, any anti-dilution protection, down-round protection, conversion price adjustment, economic protection or similar right that is expressly intended to survive the exchange of the Existing Securities into Exchange Notes or the exchange of Exchange Notes for Preferred Stock pursuant to the Transaction Documents shall survive and thereafter apply to the Preferred Stock in accordance with the applicable Transaction Documents.

Section 1.5 No Additional Consideration. The Holder acknowledges and agrees that the consideration for the Exchange Transactions consists solely of the issuance of Exchange Notes in the Note Exchange and the subsequent issuance of Preferred Stock upon the automatic conversion of such Exchange Notes in the Preferred Stock Exchange.

Section 1.6 Waivers. Effective upon the closing of the Exchange Transaction: (a) any mandatory redemption, prepayment or similar rights arising under the Transaction Documents are hereby irrevocably waived; (b) any covenant breach, cross-default or default arising solely from the execution, delivery or performance of the Transaction Documents is hereby waived; and (c) any default-triggered conversion price reduction, reset or adjustment contained in the Existing Securities is hereby permanently waived and extinguished.

Section 1.7 Nasdaq Uplist. “Nasdaq Uplist” means the date on which, following Nasdaq’s approval of the Company’s application to list its Common Stock on The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (collectively, “Nasdaq”), the Common Stock commences trading on Nasdaq, consistent with the definition of such term in the Exchange Notes; at the Company’s election, “Nasdaq” may also mean a comparable national securities exchange, such as the NYSE American LLC. The Parties acknowledge that the exchange contemplated by this Agreement is being undertaken as part of the Company’s Nasdaq Uplist.

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Section 1.8 Failure to Nasdaq Uplist. The Note Exchange shall be consummated on the Closing Date and shall not be subject to rescission, unwinding or reinstatement of the Existing Securities by reason of the Nasdaq Uplist not occurring. If the Nasdaq Uplist has not occurred on or before the date that is one hundred eighty (180) days following the Closing Date (or such later date as the Company and the Holder may agree in writing), the Exchange Notes shall remain outstanding and shall continue to be governed by their terms, including the Maturity Date, Interest and amortization provisions thereof, until paid, converted or exchanged in accordance therewith, and the Existing Securities shall remain cancelled. If this Agreement is terminated in accordance with its terms prior to the Closing, the Parties shall be restored, to the greatest extent possible, to the positions they occupied immediately prior to execution of this Agreement.

Section 1.9 Governance Rights.

(a) Lead Investors. For purposes of this Agreement, “Lead Investors” means ADI Funding Corp., Yield Point NY LLC and M2B Funding Corp.; provided that any approval, consent, waiver, amendment, direction or other action of the Lead Investors under any Transaction Document shall require the written consent of all three Lead Investors.

(b) Board Designation Rights. Effective as of the Closing and until the Nasdaq Uplist, for so long as permitted under the Nasdaq rules and so long as the Lead Investors and their Affiliates continue to beneficially own upon conversion or exercise of all Notes, Preferred Shares, Warrants and other securities held by them (without giving effect to any beneficial ownership limitations in any Transaction Document), securities representing at least thirty percent (30%) of the aggregate Common Stock on an as-converted and as-exercised basis, with all Lead Investors and Affiliates being aggregated as a single group for purposes of such determination (the “Governance Rights Period”), the Lead Investors shall have the right to designate two (2) members of the Company’s Board of Directors. The Company shall take all actions reasonably necessary to appoint and maintain such designees as directors, including increasing the size of the Board of Directors if necessary. Notwithstanding anything in this Exchange Agreement to the contrary, the board designation rights granted under this Section 1.9(b) are expressly conditioned upon, and shall at all times comply with, Nasdaq Listing Rule 5640 (Voting Rights) and any successor rule, policy, or interpretation thereof promulgated by The Nasdaq Stock Market LLC or the Securities and Exchange Commission (collectively, the “Voting Rights Rules”). The Company shall not be obligated to honor any designation, and no Holder shall have the right to elect or appoint a Director or Directors, to the extent such designation, election, or appointment would cause the Company to violate the Voting Rights Rules or result in the disparagement or restriction of the voting rights of existing holders of Common Stock in violation of applicable exchange rules.

(c) Chief Financial Officer. Following the Closing and during the Governance Rights Period, the Company shall maintain a Chief Financial Officer reasonably acceptable to the Lead Investors and the Board of Directors, with the Board of Directors retaining final authority. If no such Chief Financial Officer is in place as of the Closing, the Company shall use commercially reasonable efforts to appoint a Chief Financial Officer within thirty (30) days following the Closing (or such later date as may be mutually agreed by the Company and the Lead Investors). The Company shall not terminate, replace or materially modify the duties of such Chief Financial Officer without prior written notice to and consultation with the Lead Investors; provided, however, that the Board of Directors, which may consult with the Company’s Chief Executive Officer, shall retain final authority with respect to any such termination, replacement or material modification of the duties of such Chief Financial Officer.

(d) Financial Monitor. Effective as of the Closing and during the Governance Rights Period, the Lead Investors shall have the right to appoint one financial monitor (the “Monitor”) mutually agreed to by the Company. The Monitor shall be entitled to receive monthly financial reporting packages, budgets, forecasts, liquidity reports and other financial information customarily provided to senior management and the Board of Directors. The engagement of the Monitor shall be terminable by the Corporation for cause.

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(e) Management Meetings. During the Governance Rights Period, the Company shall cause its Chief Executive Officer and Chief Financial Officer to meet with the Monitor on a monthly basis (or such other frequency as may be agreed by the Monitor and the Company) to review the Company’s financial condition, operating performance, liquidity, budget-to-actual results, forecasts, capital resources and other financial matters reasonably requested by the Monitor.

(f) Access Rights. During the Governance Rights Period, the Monitor shall be afforded reasonable access during normal business hours and upon reasonable notice to the Company’s books and records and shall be permitted to communicate directly with the Company’s Chief Executive Officer, Chief Financial Officer, outside accountants and legal counsel regarding the Company’s financial condition and operational performance, subject to customary confidentiality obligations and preservation of attorney-client privilege.

(g) Cooperation. During the Governance Rights Period, the Company shall use its reasonable best efforts to consult with and give good faith consideration to the Monitor’s reasonable requests, recommendations and suggestions; provided, however, that nothing herein shall require the Company to take any action that would violate applicable law or the fiduciary duties of the Board of Directors.

(h) Protection of Monitor Rights. During the Governance Rights Period, the Company shall not remove, replace, terminate, materially limit the authority of, or materially modify the engagement of the Monitor without the prior written consent of the Lead Investors.

ARTICLE II

Representations, Warranties and Covenants of the Holder

The Holder hereby makes the following representations, warranties and covenants, each of which is true and correct on the date hereof, will be true and correct as of the Effective Date and as of the issuance of the Exchange Notes, and will survive the consummation of the Exchange Transactions.

Section 2.1 Existence and Power.

(a) The Holder has full legal capacity, authority and power to execute and deliver this Agreement, perform the Holder’s obligations hereunder and consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation or default under any contract, agreement, instrument, judgment, order, decree, statute, law, rule or regulation applicable to the Holder, or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Holder’s ability to perform its obligations under this Agreement.

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Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Title to Existing Securities; Transferability. The Holder is the beneficial owner of and has good and valid title to the Existing Securities identified on Exhibit A attached hereto and will deliver such Existing Securities to the Company free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity interest or other adverse claim, or other restriction on transfer (except for restrictions or limitations on transfer arising under applicable federal or state securities laws) (collectively, “Claims”). Good and valid title to such Existing Securities, free and clear of all Claims, shall pass to the Company upon consummation of the Exchange Transactions.

Section 2.4 Investment Decision. The Holder is a sophisticated investor experienced in matters relating to the purchase, sale and valuation of securities and is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Holder has had the opportunity to consult with its financial, accounting, tax and legal advisors in order to evaluate the risks involved in the Exchange Transactions, including the exchange of the Existing Securities for the Exchange Notes and the subsequent conversion of Exchange Notes into Preferred Stock pursuant hereto and to make an informed investment decision with respect to such exchange. The Holder has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of the Exchange Transactions. The Holder understands that the Exchange Notes will be issued in connection with the Company’s Nasdaq Uplist and that such Exchange Notes will be governed by the applicable Transaction Documents. The Holder has reached its own independent decision to enter into this Agreement and to acquire the Exchange Notes.

Section 2.5 3(a)(9) Exemption. Neither the Holder nor anyone acting on behalf of the Holder has received any commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange Transactions. The Holder acknowledges that the Parties intend that the Exchange Transactions, including both (i) the Note Exchange pursuant to which Existing Securities are exchanged for Exchange Notes and (ii) the Preferred Stock Exchange pursuant to which the Exchange Notes are automatically exchanged for Preferred Stock, constitute a single integrated exchange transaction and qualify for the exemption provided by Section 3(a)(9) of the Securities Act.

Section 2.6 No Legal, Tax or Investment Advice. The Holder understands that nothing in this Agreement or any other materials presented to the Holder in connection with the Exchange Transactions constitutes legal, tax or investment advice and represents and warrants to the Company that it has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Exchange Transactions.

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Section 2.7 Non-Affiliate Status. The Holder is not an “affiliate” of the Company (as that term is defined in Rule 144(a)(1) of the Securities Act) and not acting in concert with any person for the purpose of avoiding the requirements of Section 3(a)(9) of the Securities Act. The Holder is acquiring the Exchange Notes for its own account and not with a view toward any distribution thereof in violation of applicable securities laws.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties and covenants, each of which is true and correct on the date hereof, will be true and correct as of the Effective Date, and will survive the consummation of the Exchange Transactions.

Section 3.1 Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not constitute or result in a breach, violation or default under (i) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, including the Existing Securities, the Securities Purchase Agreement, the Exchange Agreements and the other Transaction Documents, or (ii) with the Company’s certificate of incorporation, as amended, bylaws, as amended, or other constitutional documents, or (iii) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company, except in the case of clauses (i) and (iii) for such breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

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Section 3.3 Valid Issuance of Preferred Stock; Securities Act Compliance. The Exchange Notes and the Preferred Stock issuable upon exchange of the Exchange Notes have been duly authorized and reserved for issuance by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of this Agreement and the applicable Certificate of Designation, will be validly issued, fully paid and non-assessable securities of the Company having, in the case of the Exchange Notes, an aggregate principal amount equal to the Exchange Value divided by ninety percent (90%) (reflecting the Original Issue Discount) and, in the case of the Preferred Stock, an aggregate stated value equal to such principal amount. The Company has reserved, or will reserve prior to the Nasdaq Uplist, a sufficient number of authorized shares of Common Stock to permit the full conversion of the Preferred Stock in accordance with their terms. The issuance of the Preferred Stock pursuant to this Agreement shall be subject to the Nasdaq Uplist.

Section 3.4 3(a)(9) Exemption. Assuming the accuracy of the representations and warranties of the Holder set forth in Article II, the Exchange Transactions contemplated by this Agreement, including the issuance of Exchange Notes in exchange for the Existing Securities and the issuance of Preferred Stock upon the automatic exchange of such Exchange Notes, are intended by the Parties to qualify for the exemption from registration provided by Section 3(a)(9) of the Securities Act. The Company has not paid and will not pay any commission, fee or other remuneration, directly or indirectly, for soliciting the Exchange Transactions contemplated by this Agreement. The Parties intend that the Exchange Transactions qualify for the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Section 3.5 [Reserved].

Section 3.6 No Material Events. Since the date of the Company’s most recently filed periodic report under the Exchange Act, there has not occurred any event, circumstance or development that has had or would reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement. The Company has not received any written notice from Nasdaq indicating that the Company is ineligible to pursue the Nasdaq Uplist.

Section 3.7 No Broker. The Company has not engaged any broker, finder or intermediary and has not incurred any liability for any brokerage or finder’s fees or commissions in connection with the transactions contemplated hereby. The Company has not paid and will not pay any commission, finder’s fee or other remuneration, directly or indirectly, in connection with the Exchange Transactions that would impair the availability of the exemption provided by Section 3(a)(9) of the Securities Act.

ARTICLE IV

Miscellaneous Provisions

Section 4.1 Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, sent by nationally recognized overnight courier, or sent by electronic mail (with confirmation of transmission), to the applicable party at the address or email address set forth beneath such party’s signature on this Agreement (or at such other address as shall be specified by such party by like notice).

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Section 4.2 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents. Exhibits A is incorporated herein by reference and made a part of this Agreement. This Agreement, together with the Securities Purchase Agreement, the Registration Rights Agreement, the applicable Certificate of Designation governing the Preferred Stock to be issued upon conversion of the Exchange Notes and the other Transaction Documents, constitutes the entire agreement of the parties with respect to the Exchange Transactions.

Section 4.3 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The Holder may assign this Agreement together with the Exchange Notes issued hereunder in accordance with applicable securities laws and the Transaction Documents.

Section 4.4 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission (including PDF or electronic signature platforms) shall be deemed effective for all purposes.

Section 4.5 Cumulative Remedies. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.6 Governing Law; Jurisdiction. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Nevada, without reference to its choice of law rules. Any legal action or proceeding arising under or relating to this Agreement shall be brought exclusively in the state or federal courts located in the State of Nevada, and the Parties hereby irrevocably submit to the jurisdiction of such courts.

Section 4.7 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.8 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.9 Amendment. This Agreement may not be changed, amended or augmented (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto..

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Section 4.10 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Company and the Holder;

(b) automatically upon the termination of the Securities Purchase Agreement in accordance with its terms;

(c) by either Party if the closing of the Exchange Transactions has not occurred on or before a date that is 30 days following the Effective Date;

(d) [Reserved];

(e) by either Party if any shareholder approval required pursuant to Nasdaq Listing Rule 5635 or any other applicable Nasdaq rule in connection with the transactions contemplated by this Agreement and the other Transaction Documents is not obtained;

(f) by either Party upon written notice if the other Party has committed fraud, willful misconduct or a material intentional misrepresentation in connection with this Agreement or the other Transaction Documents; or

(g) by the Holder upon written notice if the Company becomes insolvent, admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, commences a voluntary bankruptcy proceeding or has an involuntary bankruptcy proceeding commenced against it that is not dismissed within sixty (60) days.

Section 4.11 Waiver; Consent. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 4.12 No Broker. Each party represents to the other that it has not engaged any third party as broker or finder or incurred or become obligated to pay any commission or other remuneration in connection with the transactions contemplated by this Agreement.

Section 4.13 Further Assurances. Holder and the Company shall execute and deliver such additional documents and take such further actions as may be reasonably necessary to effectuate the Exchange Transactions contemplated hereby. Without limiting the foregoing, each Party shall execute such additional documents and take such additional actions as may be reasonably necessary to effect (i) the Note Exchange, (ii) the issuance of the Exchange Notes, (iii) the Preferred Stock Exchange, (iv) the issuance of Preferred Stock, and (v) the consummation of the Nasdaq Uplist contemplated by the Transaction Documents.

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Section 4.14 Costs and Expenses. Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.15 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.16 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 4.17 Effect of Exchange Transactions. Upon the Exchange Transactions:

(b) all rights and obligations under the exchanged Existing Securities shall terminate, except for (i) accrued but unpaid obligations expressly included in the Exchange Value, (ii) indemnification obligations that survive by their terms, (iii) confidentiality obligations that survive by their terms, (iv) rights arising from any breach occurring prior to the Exchange Transactions, (v) governance rights expressly preserved pursuant to Section 1.9 and Section 4.21, and (vi) any anti-dilution, conversion price adjustment or other economic protections expressly stated in the Transaction Documents to survive the Note Exchange or the Preferred Stock Exchange;

(c) following the Note Exchange and until the Nasdaq Uplist, the rights of the Holder shall be governed by the Exchange Notes and the applicable Transaction Documents; and

(d) upon the Nasdaq Uplist and Preferred Stock Exchange, the Exchange Notes shall be cancelled and thereafter the rights of the Holder shall be governed by the Preferred Stock, the Certificate of Designation, the Registration Rights Agreement, the Leak-Out Agreement..

Section 4.18 Nasdaq Uplist. The parties acknowledge that this Exchange Agreement is being entered into as part of the Company’s Nasdaq Uplist. The Note Exchange, the issuance of the Exchange Notes, the Preferred Stock Exchange and the issuance of the Preferred Stock contemplated hereby are intended to occur in accordance with the Transaction Documents.

Section 4.19 Section 3(a)(9) Intent. The parties intend that the Exchange Transactions qualify for the exemption from registration provided by Section 3(a)(9) of the Securities Act and agree to cooperate in good faith to preserve the availability of such exemption.

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Section 4.20 Legend Removal. Any Notes, Preferred Stock, Common Stock or other securities issued pursuant to this Agreement shall be entitled to the same legend removal rights set forth in Section 4.1(c) of the Securities Purchase Agreement. The Company agrees that any securities issued pursuant to this Agreement shall be issued without restrictive legends, or any existing restrictive legends shall be removed, (i) while a resale registration statement covering the resale of such security is effective under the Securities Act, (ii) if such securities are eligible to be sold, assigned, or transferred pursuant to Rule 144, when available (provided that the Holder provides the Company with reasonable assurances that such securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Holder’s counsel), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), only upon the request of the Holder of such securities. The Company shall cooperate with the Holder and the Transfer Agent and shall promptly deliver any instructions, opinions or other documentation reasonably necessary to facilitate such legend removal. The Company shall bear all costs associated with such legend removal process.

Section 4.21 Governance Rights. The governance rights set forth in Section 1.9, including board designation rights, Chief Financial Officer approval rights, Monitor rights, information rights and related protections, shall survive the conversion of the Exchange Notes into Preferred Stock and shall not be affected by any cancellation, satisfaction or extinguishment of the Exchange Notes contemplated by this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

COMPANY ONAR HOLDING CORPORATION

By:
Name:	Claude Zdanow
Title:	Chief Executive Officer

HOLDER

Name:
Title:

[Signature Page to Exchange Agreement]

EXHIBIT A

Holder	Instrument	Principal	Accrued Interest	Total Balance	110%	Exchange Value	Exchange Note Principal Amount	Preferred Stock Issuable Upon Preferred Stock Exchange

EXHIBIT B

Certificate of Designation